EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q/A of Hybrid Coating Technologies Inc. for the period ending September 30, 2016, I, the undersigned, Joseph Kristul, President and Chief Executive Officer, and principal financial officer of Hybrid Coating Technologies Inc., certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2016 fairly presents, in all material respects, the financial condition and results of operations of Hybrid Coating Technologies Inc..

/s/ Joseph Kristul
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Joseph Kristul
President and Chief Executive Officer,
(Principal executive officer principal financial and accounting officer)

November 22, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.